EXHIBIT 4.3

WARRANT TO PURCHASE

COMMON STOCK

OF

NEWPORT INTERNATIONAL GROUP, INC.

This is to certify that Jenell Fontes (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase 256,667 shares of Common Stock, par value $0.001 per share (the “Common Shares”), of NEWPORT INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), from the Company at the price per share and on the terms set forth herein, and to receive a certificate for the Common Shares purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier’s check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the date hereof, through and including December 31, 2009, at a price per Common Share of $0.375, subject to adjustment as hereinafter provided.

This Warrant is being issued in conjunction with the Company’s Convertible Subordinated Promissory Debenture (the “Debenture”). As provided in Section 1.a. of the Debenture, in the event that the Company fails to pay interest within 30 days following the end of each quarter as provided therein, the exercise price of this Warrant shall be reduced by 10% from the then current exercise price for each such occurrence.

The purchase rights represented by this Warrant are exercisable within the period specified and at the price specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the company shall cancel this Warrant on surrender hereof and shall execute and deliver a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a)     The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b)     Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c)     In the event of dissolution or liquidation of the company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

In the event the Company issues any shares of its common stock or issues any options, warrants, convertible preferred stock or convertible debt issuable or convertible into Common Shares of the Company at an exercise or conversion price per share less than $0.375 per share (or lesser price resulting from any subsequent reset price below $0.375) within two years following the final closing date of the offering pursuant to which this Warrant is being issued, then the exercise price of this Warrant shall be set to such lower price, notwithstanding the provision for adjustment as provided in Section 1.a of the Debenture. This reset provision shall not apply with regard to Common Shares, options and warrants covered by a Form S-8 Registration Statement for employees, directors and consultants that are unanimously approved by the Board of Directors. In addition, the reset provision shall not apply with respect to any securities approved by a majority in interest of the principal amount of the Debentures issued in the offering pursuant to which this Warrant is being issued.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions.

Unless the underlying shares of Common Stock are registered, sales of the Securities may only be made pursuant to Rule 144 under the Securities Act of 1933 (the “Act”) at such time as the Company as well as the Holder is able to effect sales of the Warrant (including the shares of Common Stock underlying the Warrant) pursuant to Rule 144 or other applicable exemption.

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a)     The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b)     The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c)     The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d)     The placing on the certificate, as required in the sole judgment of the company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDER TO EXECUTE TRANSFER OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

The Holder shall have piggyback registration rights for any Common Shares in connection with any registration statement filed by the Company to register securities of the Company for sale to the public (except a registration statement filed in connection with an acquisition or exchange offering). The Company shall give prompt written notice to the Holder of any such proposed registration, and the Holder shall inform the Company, within 20 days after receipt of such notice, if it wishes to register any of its Common Shares in the Company’s registration Statement. If the Holder does not so inform the Company, the Company shall have the right to assume that Holder does not wish to register any of its Common Shares in the Company’s registration statement. The Company shall pay all costs and expenses of such registration, excluding fees and expense of counsel for Holder and underwriting discounts, commissions, or expenses of Holder with respect to the sale of its Common Shares. The Company shall have the right to have the Holder to defer such piggyback registration at the request of any underwriter for the securities of the Company or any institutional investor(s) providing financing in which gross proceeds of $2,000,000 or more are received by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

NEWPORT INTERNATIONAL GROUP, INC.

By: /S/ Cery Perle

Cery Perle

Chief Executive Officer

Dated:	March 31, 2005

SUBSCRIPTION FORM

(To be executed by the registered holder to exercise the rights to purchase common Shares evidenced by the within Warrant.)

NEWPORT INTERNATIONAL GROUP, INC.

73-061 El Paseo, Suite 202

Palm Desert, California 92260

The undersigned hereby irrevocably subscribes for _______________ Common Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $_______________ therefore, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares hall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below. The undersigned acknowledges that the undersigned will be required to exercise two (2) Warrants in order to purchase one (1) Common Share at the aggregate exercise price set forth in the Warrant.

Dated: ____________________	Signed: _____________________

Address: ____________________

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